Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholder
Horace Mann Life Insurance Company:
We consent to the use of our report dated April 17, 2017 with respect to the statutory statements of admitted assets, liabilities and capital and surplus of Horace Mann Life Insurance Company as of December 31, 2016 and 2015, and the related statements of operations, capital and surplus, and cash flow for each of the years in the three-year period ended December 31, 2016, and related schedules I, III, and IV, included in the Statement of Additional Information, which is part of the Registration Statement (File No. 333-129284) on Form N-4 dated April 28, 2017, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of the Registration Statement (File No. 333-129284) on Form N-4 dated April 28, 2017.
Our report dated April 17, 2017 includes explanatory language that states that Horace Mann Life Insurance Company prepared the statutory financial statements using statutory accounting practices prescribed or permitted by the Illinois Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the statutory financial statements are not presented in conformity with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in conformity with statutory accounting practices prescribed or permitted by the Illinois Department of Insurance.
/s/ KPMG LLP
Chicago, Illinois
April 28, 2017

Consent of Independent Registered Public Accounting Firm
The Contract Owners
Horace Mann Life Insurance Company Separate Account and
The Board of Directors and Stockholder
Horace Mann Life Insurance Company:
We consent to the use of our report dated April 14, 2017 with respect to the statement of net assets of each of the sub-accounts comprising the Horace Mann Life Insurance Company Separate Account as of December 31, 2016, and the related statement of operations for the year or period then ended, the statements of changes in net assets for each of the years or periods in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm”, included in the Statement of Additional Information, which is part of the Registration Statement (File No. 333-129284) on Form N-4 dated April 28, 2017.
/s/ KPMG LLP
Chicago, Illinois
April 28, 2017